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                                                                   Exhibit 23(b)

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the American Eagle Outfitters, Inc. 1999 Stock Incentive Plan of our report dated March 9, 2001, with respect to the consolidated financial statements of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended February 3, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
December 14, 2001